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                       SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





      Date of Report (Date of earliest event reported): FEBRUARY 24, 1999


                      SECURITIES RESOLUTION ADVISORS, INC.
             (Exact name of registrant as specified in its charter)





                           DELAWARE 0-2872073-1479833
       (State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification No.)


                   80 SEAVIEW BLVD., PORT WASHINGTON, NY 11050
                     (Address of principal executive office)






Registrant's telephone number, including area code (516) 625-4040
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


DISPOSITION OF WHOLLY OWNED SUBSIDIARY

     On February 24, 1999, the Company, Security Resolution Advisors, Inc., a Delaware corporation, exchanged its ownership of its wholly owned subsidiary, Security Resolution Advisors, Inc., a New York corporation, for eight million (8,000,000) shares of the issued and outstanding shares of Common Stock of the Company. Richard Singer, President of the Company was the buyer.

     The sale of the Company"s ownership of its wholly owned subsidiary, Security Resolution Advisors, Inc., a New York corporation, was in contemplation of the acquisition by the Company of all of the issued and outstanding Common Stock of Internet Auction, Inc., a Massachusetts corporation. The acquisition will be reported on Form 8-K upon consummation.


EXHIBIT

         (1) Stock Purchase Agreement effective January 31, 1999, by and among Richard Singer ("Buyer"), the Company ("Seller") and Security Resolution Advisors, Inc., a New York corporation ("Subsidiary").

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(a) The financial statement requirements and pro forma financial information required will be filed within sixty days of filing the agreement for acquisition of Internet Auction, Inc.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               SECURITIES RESOLUTION ADVISORS, INC.



                               By:      /s/ Richard Singer, II
                                        ---------------------------------------
                                        Richard Singer, II, President and
                                        Principal Accounting Officer


Date:    February 25, 1999